UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 30, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 30, 2026, the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”) announced the appointments, effective October 14, 2026, of William P. Boltz, Chris Drumgoole and Margaret M. Ham for the term expiring at the Company’s 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified. In connection with the appointments, the Board will expand from 11 to 14 directors. Committee appointments will be made at a future meeting of the Board.

The Board has determined that each of Ms. Ham and Messrs. Boltz and Drumgoole is independent under the corporate governance rules of the New York Stock Exchange. There are no arrangements or understanding between any of Ms. Ham or Messrs. Boltz and Drumgoole and any other person pursuant to which each of them was selected as a director, nor are there any family relationships between any of Ms. Ham or Messrs. Boltz and Drumgoole and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Ham and Messrs. Boltz and Drumgoole are not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. They will receive the non-management director compensation as disclosed in the Company's proxy statement for the 2026 annual meeting of stockholders, filed on June 22, 2026, pro-rated for their year of service.

William P. Boltz
Mr. Boltz currently serves as Executive Vice President of Merchandising for Lowe's Companies, where he oversees merchandising, global sourcing, private brands, product development and omnichannel strategy across more than 1,700 stores and digital platforms. During his career spanning more than four decades, he has held senior leadership roles at Lowe's, The Home Depot, Sears and Chevron North America. Mr. Boltz has extensive experience leading large-scale retail transformation, supply chain modernization, vendor management, marketing and merchandising strategy. His experience helping drive enterprise performance in highly competitive retail environments will bring valuable insight to Albertsons as the company advances its omnichannel and operational capabilities.

Chris Drumgoole
Mr. Drumgoole serves as Chief Operating Officer of Aligned Data Centers, where he leads operations, platform delivery and technology. Previously, he was President of Global Infrastructure Services at DXC Technology, where he led the company's largest business unit, operating, modernizing and securing mission-critical infrastructure for global enterprises and government organizations, and served as the Chief Information Officer at General Electric. Throughout his career, Drumgoole has led large-scale global technology organizations, digital transformation initiatives, cybersecurity programs and AI-driven innovation efforts. His deep expertise in technology, cloud infrastructure, cybersecurity, data and operational transformation will help Albertsons continue modernizing its technology ecosystem and leveraging AI to accelerate the business.

Meg Ham
Ms. Ham is a seasoned grocery executive who most recently served as President of Food Lion, a $22 billion grocery business with more than 1,100 stores. During her tenure, she led one of the grocery industry's most successful turnarounds, delivering 50 consecutive quarters of comparable-store sales growth while strengthening customer loyalty, market share and brand equity. She also led merchandising strategy, supply chain optimization and omnichannel development and currently serves on the board of Tractor Supply Company. Ham brings more than 35 years of grocery retail experience and a proven ability to drive operational excellence, customer-focused innovation and culture transformation. Her perspective will be especially valuable as Albertsons continues to enhance its customer experience and strengthen its position as a leading food and drug retailer.

A copy of the press release announcing these updates is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Appointment of Interim Chief Financial Officer

In connection with the previously announced retirement of Sharon McCollam as President and Chief Financial Officer, the Company’s Board of Directors appointed Cody Perdue, Senior Vice President of Treasury, Investor Relations and Risk Management, to serve as the Company’s Interim Chief Financial Officer, effective today. As previously announced, Ms. McCollam will continue in an advisory role through the end of the fiscal year to assist with the transition.

Mr. Perdue, age 43, has served as our Senior Vice President of Treasury, Investor Relations and Risk Management since May 2025 and recently expanded his role to include oversight of a broader set of corporate finance functions. Mr. Perdue joined the Company in 2013 as Corporate Finance Manager and has served as Director of Corporate Accounting, Vice President, Finance and Investor Relations and Group Vice President of Treasury and Investor Relations. In connection with his appointment, Mr. Perdue will receive, in addition to his normal compensation, a stipend during his period of service as the Interim Chief Financial Officer at the annual rate of $350,000 which will be paid in accordance with the Company’s regular payroll practices. In addition, he will be covered by the severance terms applicable to executive officers as described in the Company’s proxy statement for the 2026 annual meeting of stockholders, filed on June 22, 2026.

There are no family relationships between Mr. Perdue and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Perdue is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing these updates is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated September 30, 2026
99.2	Press Release dated September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

September 30, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs